UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
January 30, 2008

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-17733

West Virginia	55-0169957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On January 30, 2008, City Holding Company (“the Company”) issued a news release, attached as Exhibit 99.1, announcing that the Board of Directors of the Company authorized repayment of its 9.15% Junior Subordinated Deferrable Interest Debentures issued by City Holding Company and held by City Holding Capital Trust at a price of 104.58% of the principal amount.  City Holding Capital Trust will, in turn, repay its 9.15% Capital Securities on April 1, 2008 at a price of 104.58% of the principal amount.  The securities were issued in March 1998 and are callable in whole any time after April 1, 2008.  Furnished as Exhibit 99.1 and incorporated herein by reference is the news release issued by the Company.

Section 8 – Other Events

Item 8.01 Other Events.

A copy of the news release dated January 30, 2008 is being furnished to the Securities and Exchange Commission pursuant to Item 8.01 – Other Events of Form 8-K and is attached hereto as Exhibit 99.1.  The information contained in this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	News Release issued January 30, 2008

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: February 4, 2008	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer